                                                                     EXHIBIT 3.2

                                    RESTATED
                                     BYLAWS
                                       OF
                                  U.S. BANCORP

                                   ARTICLE I.

                                     OFFICES

Section 1. Offices.

                  The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                                  ARTICLE II.

                                  STOCKHOLDERS

Section 1. Annual Meeting.

                  The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of such annual meeting shall be specified in the notice of annual meeting.

                  The meeting may be adjourned from time to time and place to place until its business is completed.

Section 2. Special Meeting.

                  Special meetings of stockholders may be called by the Board of Directors or the Chief Executive Officer. The notice of such meeting shall state the purpose of such meeting and no business shall be transacted thereat except as stated in the notice thereof. Any such meeting may be held at such place within or without the State of Delaware as may be fixed by the Board of Directors or the Chief Executive Officer, and as may be stated in the notice of such meeting.

Section 3. Notice of Meeting.

                  Notice of every meeting of the stockholders shall be given in the manner prescribed by law.


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Section 4. Quorum.

                  Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders.

                  If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

Section 5. Qualification of Voters.

                  The Board of Directors may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 6. Procedure.

                  The presiding officer at each meeting of stockholders shall conclusively determine the order of business, all matters of procedure and whether or not a proposal is proper business to be transacted at the meeting and has been properly brought before the meeting.

                  The Board shall appoint two or more inspectors of election to serve at every meeting of the stockholders at which Directors are to be elected.

Section 7. Nomination of Directors.

                  Only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as Directors. Nominations of persons for election as Directors at a meeting of stockholders called for the purpose of electing Directors may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder in the manner herein provided. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not less than (i) with respect to an annual meeting of stockholders, 120 days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such notice must be so received a reasonable time before the solicitation is made, and (ii) with respect to a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which the notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings


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between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other Information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

Section 8. Business at Annual Meeting.

                  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (c) in the case of a nomination for Director, properly brought in accordance with the procedures set forth in
Section 7 of Article II hereof; or (d) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business other than a nomination for Director to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not less than 120 days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such notice must be so received a reasonable time before the solicitation is made. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (v) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (w) the name and address of the stockholder proposing such business; (x) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (y) any material interest of the stockholder in such business; and (z) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the matter been proposed by the Board of Directors. Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before an annual meeting by a stockholder unless it is brought in accordance with the procedures set forth in this Section 8 of
Article II.

                                  ARTICLE III.

                                    DIRECTORS

Section 1. Number and Election.

                  The Board of Directors of the Corporation shall consist of such number of Directors as are fixed from time to time by resolution of the Board and within the requirements set forth in the Certificate of Incorporation. Commencing with the annual election of Directors by the stockholders in 1986, the Directors shall be divided into three classes: Class I, Class II



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and Class III, each such class, as nearly as possible, to have the same number of Directors. The term of office of the initial Class I Directors shall expire at the annual election of Directors by the stockholders in 1987, the term of office of the initial Class II Directors shall expire at the annual election of Directors by the stockholders in 1988, and the term of office of the initial Class III Directors shall expire at the annual election of Directors by the stockholders in 1989. At each annual election of Directors by the stockholders held after 1985, the Directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the Directors they succeed and shall be elected by the stockholders for a term expiring at the third succeeding annual election of Directors. In all cases, Directors shall hold office until their respective successors are elected by the stockholders and have qualified.

                  In the event that the holders of any class or series of stock of the Corporation having a preference as to dividends or upon liquidation of the Corporation shall be entitled, by a separate class vote, to elect Directors as may be specified pursuant to Article Fourth of the Corporation's Restated Certificate of Incorporation, then the provisions of such class or series of stock with respect to their rights shall apply. The number of Directors that may be elected by the holders of any such class or series of stock shall be in addition to the number fixed pursuant to the preceding paragraph. Except as otherwise expressly provided pursuant to Article Fourth of the Corporation's Restated Certificate of Incorporation, the number of Directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the remaining members of the Board of Directors and vacancies among Directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining Directors elected by such class or series, or, if there are no such remaining Directors, by the holders of such class or series in the same manner in which such class or series initially elected a Director.

                  If at any meeting for the election of Directors, more than one class of stock, voting separately as classes, shall be entitled to elect one or more Directors and there shall be a quorum of only one such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding the absence of a quorum of the other class or classes of stock.

Section 2. Vacancies.

                  Vacancies and newly created directorships resulting from an increase in the number of Directors shall be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and such Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen, and until their successors are elected and qualified.

Section 3. Regular Meetings.

                  Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.


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Section 4. Special Meetings.

                  Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board, or the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 5. Notice of Meetings.

                  Notice of regular meetings of the Board need not be given.

                  Notice of every special meeting of the Board shall be given to the Directors at their usual places of business, or at such other addresses as shall have been furnished by them for the purpose. Such notice shall be given at least twelve hours (three hours if meeting is to be conducted by conference telephone) before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 6. Quorum.

                  Except as may be otherwise provided by law or in these Bylaws, the presence of one-third of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

                  Less than a quorum may adjourn any meeting of the Board from time to time without notice.

Section 7. Participation in Meetings by Conference Telephone.

                  Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8. Powers.

                  The business, property, and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 9. Compensation of Directors.

                  Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such



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officers or employees shall not receive any salary or other compensation for their services as Directors.

Section 10. Committees of the Board.

                  A majority of the entire Board of Directors may designate one or more standing or temporary committees consisting of one or more Directors. The Board may invest such committees with such powers and authority, subject to the limitations of law and such conditions as it may see fit.

                                  ARTICLE IV.

                               EXECUTIVE COMMITTEE

Section 1. Election.

                  At any meeting of the Board, an Executive Committee, composed of the Chairman of the Board, the President, and not less than three other members, may be elected by a majority vote of the entire Board to serve until the Board shall otherwise determine. Either the Chairman of the Board or the President, whichever is the Chief Executive Officer, shall be the Chairman of the Executive Committee, and the other shall be the Vice Chairman thereof, unless the Board shall otherwise determine. Members of the Executive Committee shall be members of the Board.

Section 2. Powers.

                  The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, except that, unless specifically authorized by the Board of Directors, it shall have no power to (a) elect directors or officers; (b) alter, amend, or repeal these Bylaws or any resolution of the Board of Directors relating to the Executive Committee;
(c) appoint any member of the Executive Committee; or (d) take any other action which legally may be taken only by the Board.

Section 3. Rules.

                  The Executive Committee shall adopt such rules as it may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally. Any action taken with the written consent of all members of the Executive Committee shall be as valid and effectual as though formally taken at a meeting of said Executive Committee.

Section 4. Vacancies.

                  Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire board.



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                                   ARTICLE V.

                                    OFFICERS

Section 1. Number.

                  The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, a President, one or more Vice Chairmen, such number of Vice Presidents or other officers as the Board may from time to time determine, a Secretary, a Treasurer, and a Controller. The President shall be Chief Executive Officer unless the Board shall determine otherwise. The Chairman of the Board shall preside at all meetings of the Board and shall perform such other duties as may be assigned from time to time by the Board. In the absence of the Chairman or if such office shall be vacant, the President shall preside at all meetings of the Board. In the absence of the Chairman of the Board and the President, any other Board member designated by the Board may preside at all meetings of the stockholders and of the Board. The Board of Directors may appoint or elect a person as a Vice Chairman without regard to whether such person is a member of the Board of Directors.

Section 2. Staff and Divisional Officers.

                  The Chief Executive Officer may appoint at his discretion such persons to hold the title of staff vice president, divisional chairman, divisional president, divisional vice president or other similar designation. Such persons shall not be officers of the Corporation and shall retain such title at the sole discretion of the Chief Executive Officer who may at his will and from time to time make or revoke such designation.

Section 3. Terms of Office.

                  All officers, agents, and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors or the appropriate appointing authority and may be removed at any time by such authority with or without cause.

Section 4. Duties.

                  The officers, agents, and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

                                  ARTICLE VI.

              INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES

Section 1. General.

                  The Corporation shall indemnify to the full extent permitted by and in the manner permissible under the Delaware General Corporation Law, as amended from time to time (but, in



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the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person made, or threatened to be made, a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (i) is or was a director, advisory director, or officer of the Corporation or any predecessor of the Corporation, or (ii) is or was a director, advisory director or officer of the Corporation or any predecessor of the Corporation and served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, advisory director, officer, partner, trustee, employee or agent at the request of the Corporation or any predecessor of the Corporation; provided, however, that except as provided in Section 4 of this Article VI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Advancement of Expenses.

                  The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director, advisory director or officer in his or her capacity as a director, advisory director or officer (and not in any other capacity in which service was or is rendered by such person while a director, advisory director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director, advisory director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director, advisory director or officer is not entitled to be indemnified under this Article VI or otherwise.

Section 3. Procedure for Indemnification.

                  To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 3, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, or (ii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if the Disinterested Directors so direct, by the stockholders of the Corporation. In the event



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the determination of entitlement to indemnification is to be made by Independent
Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement to the action, suit or proceeding for which indemnification is claimed a "Change of Control of the Corporation" as defined in the Firstar Corporation 1998 Executive Stock Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

Section 4. Certain Remedies.

                  If a claim under Section 1 of this Article VI is not paid in full by the Corporation within thirty days after a written claim pursuant to
Section 3 of this Article VI has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5. Binding Effect.

                  If a determination shall have been made pursuant to Section 3 of this Article VI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 4 of this Article VI.

Section 6. Validity of this Article VI.

                  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 4 of this Article VI that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.

Section 7. Nonexclusivity, etc.

                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive



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of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any present or former director, advisory director, officer, employee or agent of the Corporation or any predecessor thereof hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 8. Insurance.

                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to whom rights to indemnification have been granted as provided in Section 9 of this Article VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

Section 9. Indemnification of Other Persons.

                  The Corporation may grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the Corporation or any predecessor of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors, advisory directors and officers of the Corporation.

Section 10. Severability.

                  If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this
Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 11. Certain Definitions.

                  For purposes of this Article VI:

                           (1) "Disinterested Director" means a director of the
                  Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.


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

                           (2) "Independent Counsel" means a law firm, a member
                  of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any such person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article VI.

Section 12. Notices.

                  Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                  ARTICLE VII.

                                      STOCK

Section 1. Certificated or Uncertificated Shares.

                  The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates, representing and certifying the number and kind of full shares held, signed as provided in Section 2 of this Article VII. Certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in a person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the Corporation or its agents may reasonably require.

Section 2. Signatures.

                  The certificates of stock shall be signed by the Chairman, President, or a Vice President and by the Secretary or an Assistant Secretary, provided that if such certificates are signed by a transfer agent or transfer clerk and by a registrar, the signatures of such Chairman, President, Vice President, Secretary, or Assistant Secretary may be facsimiles, engraved, or printed.

Section 3. Replacement.

                  No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed except upon production of such evidence of such loss, theft, or destruction and upon delivery to the Corporation of a bond of



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

indemnity in such amount, and upon such terms and secured by such surety as the Board of Directors or the Executive Committee in its discretion may require.

                                 ARTICLE VIII.

                                  MISCELLANEOUS

Section 1. Seal.

                  The Corporation seal shall bear the name of the Corporation, the date 1929 and the words "Corporate Seal, Delaware".

Section 2. Fiscal Year.

                  The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

                                  ARTICLE IX.

                                   AMENDMENTS

Section 1.

                  These Bylaws, or any of them, may from time to time be supplemented, amended, or repealed (a) by a majority vote of the entire Board of Directors or (b) at any annual or special meeting of the stockholders.

                                   ARTICLE X.

                                 EMERGENCY BYLAW

Section 1. Operative Event.

                  The Emergency Bylaw provided in this Article X shall be operative during any emergency resulting from an attack on the United States, any nuclear or atomic incident, or other event which creates a state of disaster of sufficient severity to prevent the normal conduct and management of the affairs and business of the Corporation, notwithstanding any different provision in the preceding articles of the Bylaws or in the Certificate of Incorporation of the Corporation or in the General Corporation Law of Delaware. To the extent not inconsistent with this Emergency Bylaw, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaw shall cease to be operative unless and until another such emergency shall occur.

Section 2. Notice of Meeting.

                  During any such emergency, any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. Notice shall be given by such person or by



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

any officer of the Corporation. The notice shall specify the place of the meeting, which shall be the head office of the Corporation at the time if feasible and otherwise any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or telegram, the notice shall be addressed to the Directors at their residences or business addresses, or such other places as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons serving as Directors referred to in Section 3 below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise on any shorter time he may deem necessary.

Section 3. Quorum.

                  During any such emergency, at any meeting of the Board of Directors, a quorum shall consist of one-third of the number of Directors fixed at the time pursuant to Article III of the Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following Provisions and in the following order of priority:

                  (a) All Executive Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

                  (b) All Senior Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

                  (c) All Vice Presidents of the Corporation in order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

                  (d) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

Section 4. Lines of Management Succession.

                  The Board of Directors, during as well as before any such emergency, may provide and from time to time modify lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.



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

Section 5. Office Relocation.

                  The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

Section 6. Liability.

                  No officer, director, or employee acting in accordance with this Emergency Bylaw shall be liable except for willful misconduct.

Section 7. Repeal or Amendment.

                  This Emergency Bylaw shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of this Emergency Bylaw may make any further or different provision that may be practical and necessary for the circumstances of the emergency deems it to be in the best interest of the Corporation to do so.





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